EMPLOYMENT AGREEMENT
                              --------------------

        This Employment Agreement (the "Agreement") is made and entered into as of November 1, 1999 (the "Effective Date"), by and between NextPath Technologies, Inc., a Nevada corporation, whose principal executive offices are located at 114 South Churton Street, Suite 101, Hillsborough, North Carolina 27278 (the "Company"), and Frederic F. Wolfer, Jr., whose address is 8602 South Braden Avenue, Tulsa, Oklahoma 73137 (the "Employee"). The Company and the Employee are collectively referred to as the "Parties."

                                   WITNESSETH:

        WHEREAS, the Company desires to employ the Employee as Vice President of the Company to devote his full time, professional and technical services to the business of the Company, and the Employee desires to be so employed; and

        WHEREAS, the Company and the Employee desire to enter into this Agreement for the period and on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

        Section 1. Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Employee as Vice President of the Company and the Employee agrees to be employed in such capacity.

        Section 2. Duties. The Employee agrees to devote substantially all of his business hours to, and during such time, make the best use of his energy, knowledge, and training, advancing the Company's interests. The Employee agrees to diligently and conscientiously perform his duties for the term of this Agreement, within the general guidelines as determined by the President of the Company. The Employee will report to the President of the Company, who will be responsible on behalf of the Company for evaluating the Employee's job performance and determining the extent to which the Employee is fulfilling his duties.

        Section 3.  Term.  Subject to earlier  termination  in  accordance  with
Section 14 of this Agreement, this Agreement shall continue in effect for a period of five (5) years beginning on the Effective Date.

        Section 4.    Compensation.
                      ------------

               Section 4.1. Salary. In consideration for the Employee's services under this Agreement, the Company agrees to pay the Employee an annual salary of One Hundred Fifty Thousand Dollars ($150,000). The Employee's compensation shall be paid in accordance with standard Company payroll practices, subject to applicable withholding requirements. Subsequent adjustments to salary shall be determined by the Board of Directors of the Company.

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

               Section 4.2. Bonus. In addition to other compensation to be paid under this Agreement, the Employee may receive, in the sole discretion of the Company, periodic performance bonuses from time to time.

               Section 4.3. Signing Bonus. In addition to other compensation to be paid under this Agreement, the Company shall deliver to the Employee One Hundred Thousand (100,000) shares of the Company's restricted common stock, par value $.001 (the "Shares"), within thirty (30) days of the Effective Date.

               The Shares will be "Restricted Securities," as defined by Rule 144 under the Securities Act of 1933, will be restricted as to transferability, and will bear substantially the following legend:

               The securities represented by this Certificate have not been registered under the United States Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

               The Company agrees to file a registration statement covering the Shares with the Securities and Exchange Commission within six months of the Effective Date.

        Section 5. Participation in Employee Benefit Programs. The Employee shall be entitled to participate in all the employee benefit programs of the Company in effect from time to time including, but not limited to, the Company's group health and dental insurance plans, group life insurance plans, disability insurance plans, retirement plans, deferred compensation plans, stock option plans, employee stock purchase plans developed for key personnel (including performance based plans and plans providing lower than market value exercise prices), and any other employee benefit programs as may from time to time be in effect.

        Section 6.    Mandatory Employee Benefits.

               Section 6.1. Health Insurance. In the event that the Company does not maintain a group health insurance plan, the Company shall pay the premiums on a health, dental and vision insurance policy for the Employee and his dependents. In the event that the annual premiums for the policy exceed Two Thousand Five Hundred Dollars ($2,500), the Employee shall be responsible for and shall pay any excess.

               Section 6.2. Life Insurance. In the event that the Company does not maintain a group life insurance plan or such plan does not provide the Employee with life insurance coverage in the amount of $250,000, the Company shall pay the premiums on a term policy on the Employee's life that provides a death benefit in the amount of $250,000. The beneficiaries of such life insurance policy shall be designated by the Employee in his sole and absolute discretion.

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

        Section 7. Business Expenses. In addition to other compensation to be paid under this Agreement, the Company shall be responsible for and shall bear all ordinary and necessary business expenses which the Employee incurs while performing his duties under this Agreement, provided that the Employee accounts properly for these expenses to the Company in the manner that the Company prescribes and such expenses are incurred in accordance with the policies of the Company.

        Section 8. Vacation and Sick Leave. The Employee shall be entitled to thirty-five (35) working days of paid time off per calendar year to be used for vacation and/or sick leave as required (the "Time Off"). If the Employee does not use his Time off in its entirety in any given year, it shall be deemed forfeited, it shall not be carried over, and the Employee shall not be entitled to compensation for any unused Time Off.

        Section 9. Automobile Allowance. In the event that the other executive officers are provided with automobiles, the Company shall lease and provide the Employee with the use of an automobile of the Employee's choice; provided, however, that the monthly lease payment for such automobile does not exceed Four Hundred Dollars ($400) per month. In addition, the Company shall be responsible for, and shall pay, all gas, insurance, maintenance and repair expenses relating to such automobile. Unless prohibited by the lease or otherwise, the Employee shall have a thirty (30) day option, in his sole discretion, to purchase the automobile upon the expiration of the lease term and at the purchase price set forth in the lease.

        Section 10. Other Benefits. The Company shall provide the Employee with a suitable office and related secretarial assistance during the term of this Agreement.

        Section 11. Place of Employment. Unless otherwise mutually agreed upon between the Parties, the Employee shall be employed at the Company's offices in Tulsa, Oklahoma.

        Section 12. Rights in Work Product. All materials, inventions, discoveries, improvements and designs developed by the Employee in the performance of his duties during the term of this Agreement, all goodwill associated therewith, and all related documents, data, models, plans, specifications and similar materials, shall become the sole and exclusive property of the Company when prepared or created, and shall be immediately disclosed to the Company by the Employee. The Employee hereby assigns all rights, title and interest in all such items, all goodwill associated therewith, and all related intellectual property to the Company. In addition, the Employee agrees that any copyrightable materials created under this Agreement constitute "work made for hire" under 17 U.S.C. ss. 101. If for any reason such material does not constitute works made for hire, the Employee hereby irrevocably and exclusively grants, assigns and conveys all right, title and interest thereto, including any copyrights relating thereto, to the Company. The Employee agrees to execute such further documents as the Company deems necessary to confirm the Company's ownership of the items and intellectual property described in this
Section 12.

        Section 13. Competitive Activities. Without the prior written permission of the Company, which permission may be withheld in the sole discretion of the Company, the Employee agrees that during the term of this Agreement and for a period of two (2) years thereafter, the Employee will not, alone or with others, directly or indirectly, as principal, agent, trustee or through the agency of

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any corporation, partnership, association or agent or agency, (i) participate or engage in the business of the Company, (ii) service or solicit any of the Company's business from any customer of the Company, (iii) request or advise any customer of the Company to withdraw, curtail or cancel such customer's business with the Company, or (iv) solicit for employment any person employed by the Company; provided however, that (i) no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall, for purposes of this Section 13, be deemed to engage solely by reason of his stock position in any of its businesses, and (ii) the future acquisition by the Employee or his affiliates of any company engaged in the Business shall not be deemed to violate this Section 13 if less than ten percent (10%) of the total revenues of the acquired company are derived from the Business. In the event this provision is breached, the Company may terminate this Agreement and pursue all rights and remedies available to the Company at law, in equity or by statute. To the extent not in contravention of this Section 13, the Employee may use his general knowledge and skills to gain and use in other employment. As used in this
Section 13, the term "Company" shall mean the Company and its subsidiaries, parents and affiliates.

        Section 14. Termination. This Agreement may be terminated prior to the end of its term as follows:

               Section 14.1. Termination for Cause. The Company may terminate this Agreement for "Cause" on ten (10) days written notice to the Employee in which case termination shall be effective on the eleventh
        (11th) day following the date of the notice as used in this Agreement. "Cause" shall mean the Employee's conviction of (a) a felony, or (b) a misdemeanor involving embezzlement, fraud, conversion or misuse of the Company's funds or resources or that negatively affects the Company's business, operations or reputation or substantially impairs the
        Employee's qualifications, character or ability to perform his duties under this Agreement. In such case, the Company will be obligated to pay the Employee only compensation that is then due and owing to him under
        Section 4 up to the effective date of the termination.

               Section 14.2. Termination Without Cause. Either party may terminate this Agreement without Cause for any reason whatsoever upon ninety (90) days written notice to the other Party. The termination shall be effective on the ninety-first (91st) day following the date of the notice. If termination is by the Company without Cause, the Employee shall be entitled to compensation through the date of termination pursuant to Section 4 regardless of whether the Employee continues to render personal services during this time period. If termination is by the Employee without Cause, the Employee shall be entitled to compensation through the date of termination pursuant to Section 4, but only if the Employee continues to render personal services during this time period. In addition, in the event that the Employee is terminated by the Company without Cause, the Employee shall be entitled to a lump sum payment in cash in an amount equal to two (2) years of the Employee's annual salary in effect at the time of such termination.

               Section 14.3. Death or Disability of Employee. This Agreement will terminate immediately upon the Employee's death or upon the Employee's permanent disability that prevents him from performing his duties under this Agreement for a continuous period of three (3) months, in which case the Employee (or, in the case of his death, the Employee's legal representative) will be entitled to receive all compensation due and owing to the Employee under Section 4 up to the date of termination.

               Section 14.4. Termination Not to Affect Accrued Rights. The termination of this Agreement shall not affect any right or claim of either party incurred or accruing prior to the date of termination, including any right or claim of the Employee for compensation payable for services rendered or reimbursable expenses incurred prior to the date of termination.

        Section 15. Confidentiality. The Employee acknowledges that, in performing his duties, he may have access to information regarding the business and operations of the Company and its affiliates and subsidiaries ("Confidential Information"). Without the prior written consent of the Company, the Employee
(a) shall use the Confidential Information only for performing his duties, (b) shall not release, reveal or disclose to any third party any Confidential Information, and (c) shall not duplicate any Confidential Information. Upon execution of this Agreement, the Employee shall sign and deliver the Confidentiality Agreement attached to this Agreement to the Company.

        Section 16.   Notice.

               Section 16.1 Notice to the Company. Any notice to be given to the Company under this Agreement shall be sent via facsimile and via certified mail, return receipt requested to:

                      James R. Ladd
                      114 South Churton Street, Suite 101
                      Hillsborough, NC  27278

               Section 16.2 Notice to the Employee. Any notice to be given to the Employee under this Agreement shall be sent via certified mail, return receipt requested to:

                      Frederic F. Wolfer, Jr.
                      8602 South Braden Avenue
                      Tulsa, OK 73137

               Section 16.3 Notices Effective upon Mailing. Except as may otherwise be specifically provided in this Agreement, any notice sent to either party shall be effective on, and the time for any action to be taken in response to such notice shall be calculated from, the date such notice was deposited in the United States mail as certified mail, return receipt requested.

        Section 17.   General Provisions.

               Section 17.1. Assignability. The rights of the Employee under this Agreement are personal to the Employee and may not be assigned or transferred to any other person, corporation or entity. The Company may not assign or transfer any right, duty or obligation hereunder to any other person, corporation or entity other than an affiliate without the prior written consent of the Employee.

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               Section 17.2.  Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, representatives, successors and permitted assigns.

               Section 17.3. Amendment. This Agreement may only be amended or modified by a writing signed by the Parties and no oral statement shall in any manner amend, modify or otherwise affect the terms and conditions of this Agreement.

               Section 17.4. Waiver. No failure or delay by a party in exercising any right or remedy under this Agreement will waive any provision of this Agreement. Nor will any single or partial exercise by a party of any right or remedy under this Agreement preclude it from otherwise or further exercising any rights or remedies which it may have, or any other rights or remedies granted by any law or any related document.

               Section 17.5. Construction. This Agreement shall be interpreted and enforced under the laws of the State of Oklahoma. The prevailing party in any dispute to enforce this Agreement shall be entitled to recover from the losing party its costs and a reasonable attorneys' fee to be determined by the court.

               Section 17.6. Severability. The provisions of Section 13 (Competitive Activities) and Section 15 (Confidentiality) shall be deemed to consist of a series of separate covenants. The Employee agrees that the character, duration and geographical scope of those provisions are reasonable. However, should a determination be made by a court of competent jurisdiction or other tribunal at a later date that the character, duration or geographical scope of those provisions is unreasonable, then it is the intention and the agreement of the Parties that those provisions shall be construed by the court in such a manner as to impose only those restrictions on the conduct of the Employee which are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company of the intended benefit of this Agreement. If in any judicial or other legal proceeding, a court or other tribunal shall refuse to enforce all of the separate covenants included in this Agreement because they are more extensive than necessary to assure the Company of the intended benefit of this Agreement, then those covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from this Agreement.

               Section 17.7. Survival of Terms. The terms and provisions of Sections 13 (Competitive Activities), 14.4 (Termination Not to Affect Accrued Rights) and 15 (Confidentiality) shall survive the termination or expiration of this Agreement.

               Section 17.8. Counterparts/Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile or other reproduction of this Agreement may be executed by one or more of the Parties, and an executed copy of this Agreement may be delivered by one or more of the Parties by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective

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        for all purposes.  At the request of either Party,  the Parties agree to execute an original of this Agreement as well as any facsimile or other reproduction of this Agreement.

               Section 17.9. Release. Upon his execution of this Agreement, the Employee, for himself and his successors and heirs, does hereby forever release and discharge the Company, and its affiliates, parents, subsidiaries, officers, directors, agents, servants, attorneys and employees of and from any and all claims, complaints, petitions, damages, attorney fees, costs, expenses, losses, demands, actions and causes of action, known or unknown, which he may have, own or hold by reason of any conduct, matter or thing whatsoever which has been done, omitted or suffered to have been done prior to the Effective Date of this Agreement.

               Section 17.10.Entire Agreement. This Employment Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, whether oral or written, that may have related in any way to the subject matter of this Employment Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

           COMPANY:                                NextPath Technologies, Inc.


                                                   By:
                                                      --------------------------
                                                      James R. Ladd, President

           EMPLOYEE:

                                                      --------------------------
                                                      Frederic F. Wolfer, Jr.